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                                                                  EXHIBIT 10.3.2



                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

         This Agreement is made and entered into on the 13th day of May, 1998 by and among the First Bank of East Georgia, Thomson, Georgia, a bank chartered under the laws of the State of Georgia (the "Bank"), Georgia-Carolina Bancshares, Inc., a corporation chartered under the laws of the State of Georgia (the "Company") and Heyward Horton, Jr., an individual residing in Thomson, McDuffie County, Georgia (the "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Bank and the Executive entered into an Employment Agreement dated as of July 17, 1996, which was amended by Amendment No. 1 dated as of July 17, 1997 (collectively, the "Employment Agreement"); and

         WHEREAS, the Bank and the Executive desire to amend the Employment Agreement;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. All references to defined terms as set forth in the Employment Agreement will have the same meaning herein as in the Employment Agreement.

         2. Section 2.1(D)(ii) of the Employment Agreement is hereby amended by deleting Section 2.1(D)(ii) in its entirety and replacing the same with the following:

         "(ii) "Without Cause:" The Bank, subject to the approval of a majority vote of the Board of Directors of the Bank, may, upon thirty (30) days written notice to the Executive, terminate this Agreement without cause at any time during the term of this Agreement, upon the condition that Executive shall be entitled, as liquidated damages in lieu of all claims, to not less than twelve (12) months salary at the then prevailing Base Salary level, with all insurance benefits as identified in Paragraph 3.3 of this Agreement to be maintained for a period of twelve (12) months, or until Executive is employed in a full-time position, whichever first occurs. The termination of Executive "without cause" shall entitle the Bank to enforcement of the Post Termination Covenants contained in Paragraph 6 hereof."

         3. Section 3.3(G) of the Employment Agreement is hereby amended by deleting Section 3.3(G) in its entirety and replacing the same with the following:

         "(G) Vacation - The Executive shall be entitled to four (4) weeks paid vacation or such period as may be provided by the Board or the Bank's Personnel Policy and he shall also be entitled to vacation days on all official holidays observed by the Bank."

         4. Except as otherwise specifically set forth herein, all the other terms and conditions of the Employment Agreement shall remain in full force and effect as originally written without amendment or modification.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   "Bank"

                                   FIRST BANK OF EAST GEORGIA

                                   By:    /s/ John W. Lee
                                      ------------------------------
                                   Title: Chairman



                                   "Company"

                                   GEORGIA-CAROLINA BANCSHARES, INC.

                                   By:    /s/ David W. Joesbury, Sr.
                                      -------------------------------
                                   Title: Chairman



                                   "Executive"

                                   /s/ Heyward Horton, Jr.
                                   ----------------------------------
                                   Heyward Horton, Jr.





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